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Exhibit (a)(1)(E)

Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
VITAL IMAGES, INC.
at
$18.75 Net Per Share
by
MAGENTA CORPORATION
a wholly-owned subsidiary
of
TOSHIBA MEDICAL SYSTEMS CORPORATION
a wholly-owned subsidiary
of
TOSHIBA CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JUNE 8, 2011, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

        Enclosed for your consideration are the offer to purchase dated May 11, 2011 (as it may be amended or supplemented from time to time, the "Offer to Purchase") and the related letter of transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal", and together with the Offer to Purchase, the "Offer") in connection with the tender offer by Magenta Corporation ("Purchaser"), a Minnesota corporation and a wholly-owned subsidiary of Toshiba Medical Systems Corporation ("TMSC"), a company formed under the laws of Japan and a wholly-owned subsidiary of Toshiba Corporation ("Toshiba"), a company formed under the laws of Japan, to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Vital Images, Inc. ("Vital Images"), a Minnesota corporation, at a purchase price of $18.75 per Share, in cash, net to the seller, without interest and subject to any required withholding taxes (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal enclosed herewith. Also enclosed is a letter to shareholders of Vital Images from Michael Carrel, Chief Executive Officer of Vital Images, accompanied by Vital Images' Solicitation/ Recommendation Statement on Schedule 14D-9.

        We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

        Your attention is directed to the following:

          1.     The Offer Price is $18.75 per Share, in cash, net to you, without interest and subject to any required withholding taxes.

          2.     The Offer is being made for all of the outstanding Shares.

          3.     The Offer is being made pursuant to an Agreement and Plan of Merger dated as of April 27, 2011 (as it may be amended or supplemented from time to time, the "Merger Agreement") by and among Vital Images, TMSC and Purchaser. The Merger Agreement provides, among other things, that after the completion of the Offer and subject to specified conditions, Purchaser will merge with and into Vital Images (the "Merger"), with Vital Images continuing as the surviving corporation and a wholly-owned subsidiary of TMSC.

          4.     The Board of Directors of Vital Images (the "Vital Images Board") has unanimously (i) declared that the Merger Agreement and the transactions contemplated thereby, including the Offer, the Merger and the Top-Up Option (as defined in the Offer to Purchase), including the consideration that would be payable for any Top-Up Option Shares (as defined in the Offer to Purchase), are fair to and in the best interests of

  Vital Images and its shareholders and (ii) approved and declared advisable the Merger Agreement (including the plan of merger contained therein (the "Plan of Merger")) and transactions contemplated thereby, including the Offer, the Merger and the Top-Up Option, including the consideration that would be payable for any Top-Up Option Shares, in accordance with Minnesota law. The Vital Images Board recommends that the shareholders of Vital Images accept the Offer, tender their Shares to Purchaser pursuant to the Offer and, to the extent required to consummate the Merger, approve the Merger and adopt the Plan of Merger. Vital Images has been advised that all of its directors and executive officers intend to tender all of their Shares pursuant to the Offer.

          5.     The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Wednesday, June 8, 2011, unless the Offer is extended by the Purchaser (as extended, the "Expiration Date").

          6.     The Offer is conditioned upon, among other things:

      •
      the number of Shares validly tendered and not properly withdrawn, together with any Shares owned by Purchaser, TMSC or any wholly-owned subsidiary of TMSC, being equal to at least a majority of the outstanding Shares, on a fully diluted basis, immediately prior to the expiration of the Offer (as it may be extended); and

      •
      the expiration or termination of any waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder, and the receipt by Purchaser of approvals or clearances under other foreign merger notification or antitrust laws applicable to the Offer or the consummation of the Merger.

          Other conditions of the Offer are described in the Offer to Purchase. See Section 15 "Conditions of the Offer" of the Offer to Purchase. See also the "Introduction" to the Offer to Purchase and Section 16 "Certain Legal Matters; Regulatory Approvals" of the Offer to Purchase. Consummation of the Offer is not conditioned on Purchaser, TMSC or Toshiba obtaining financing.

          7.     Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise set forth in Instruction 6 of the Letter of Transmittal. However, federal income tax backup withholding at a rate of 28% may be required, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the Letter of Transmittal.

        If you wish to have us tender any or all of your Shares, please complete, sign, detach and return to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

        The Offer is not being made to holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Instruction Form with Respect to
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
VITAL IMAGES, INC.
at
$18.75 Net Per Share
by
MAGENTA CORPORATION
a wholly-owned subsidiary of
TOSHIBA MEDICAL SYSTEMS CORPORATION
a wholly-owned subsidiary of
TOSHIBA CORPORATION

        The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase dated May 11, 2011 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related letter of transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal"), in connection with the tender offer by Magenta Corporation, a Minnesota corporation and a wholly-owned subsidiary of Toshiba Medical Systems Corporation, a company formed under the laws of Japan and a wholly-owned subsidiary of Toshiba Corporation, a company formed under the laws of Japan, to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Vital Images, Inc., a Minnesota corporation, at a purchase price of $18.75 per Share, in cash, net to the seller, without interest and subject to any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

        This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to be Tendered:	Shares*
Account Number:

        The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated , 2011	SIGN HERE
Signature(s)
Name(s)
Address(es)
(Zip Code)
Area Code and Telephone Number
Taxpayer Identification or Social Security No.
*
Unless otherwise indicated, it will be assumed that all Shares held for the undersigned's account are to be tendered.

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Offer to Purchase for Cash All Outstanding Shares of Common Stock of VITAL IMAGES, INC. at $18.75 Net Per Share by MAGENTA CORPORATION a wholly-owned subsidiary of TOSHIBA MEDICAL SYSTEMS CORPORATION a wholly-owned subsidiary of TOSHIBA CORPORATION
Instruction Form with Respect to Offer to Purchase for Cash All Outstanding Shares of Common Stock of VITAL IMAGES, INC. at $18.75 Net Per Share by MAGENTA CORPORATION a wholly-owned subsidiary of TOSHIBA MEDICAL SYSTEMS CORPORATION a wholly-owned subsidiary of TOSHIBA CORPORATION